Exhibit 99.1

eHealth, Inc. Announces First Quarter 2009 Results

First Quarter 2009 Overview

•	Revenue of $31.9 million, up 21% over the first quarter of 2008

•	Growth in IFP submitted applications of 23% over the first quarter of 2008

•	Operating income of $5.6 million, up 18% over the first quarter of 2008

•	GAAP operating margins of 18% and non-GAAP operating margins of 20% for the first quarter of 2009

•	GAAP net income of $3.1 million, or $0.12 per diluted share, and non-GAAP net income of $4.0 million, or $0.15 per diluted share, for the first quarter of 2009

•	Cash flow from operations of $4.7 million, down 19% from the first quarter of 2008

MOUNTAIN VIEW, Calif.—April 28, 2009— eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the first quarter ended March 31, 2009.

Gary Lauer, chief executive officer of eHealth stated, “We are pleased with our first quarter performance and, especially, our submitted application growth. The economic environment during the first quarter continued to be challenging, yet we saw more individuals, families and businesses coming to eHealth to find affordable, quality health insurance.”

First Quarter Results

Revenue—Revenue totaled $31.9 million for the first quarter of 2009, a 21% increase compared to revenue of $26.3 million for the first quarter of 2008.

Submitted Applications—Submitted applications for individual and family products increased 23% in the first quarter of 2009 to 141,200 applications, compared to 114,500 applications in the first quarter of 2008.

Membership—Estimated membership at March 31, 2009 totaled 680,100 members, an 22% increase over estimated membership of 558,200 at March 31, 2008.

Operating Income—Operating income increased 18% to $5.6 million for the first quarter of 2009, compared to operating income of $4.7 million for the first quarter of 2008. Operating margins were 18% in both the first quarters of 2009 and 2008. Non-GAAP operating income increased 21% to $6.5 million for the first quarter of 2009, compared to non-GAAP operating income of $5.4 million for the first quarter of 2008. Non-GAAP operating margins were 20% in both the first quarters of 2009 and 2008. Non-GAAP operating income and margins in the first quarters of 2009 and 2008 exclude $941,000 and $659,000 of stock-based compensation expense, respectively.

Pre-tax Income—Pre-tax income for the first quarter of 2009 was $6.0 million, a 1% increase compared to pre-tax income of $5.9 million for the first quarter of 2008. Pre-tax income was unfavorably impacted in the first quarter of 2009 from a decrease in interest income of $0.8 million compared to the first quarter of 2008. Non-GAAP pre-tax income was $6.9 million for the first quarter of 2009, a 5% increase compared to non-GAAP pre-tax income of $6.6 million for the first quarter of 2008. Non-GAAP pre-tax income in the first quarters of 2009 and 2008 exclude $941,000 and $659,000 of stock-based compensation expense, respectively.

Net Income—Net income for the first quarter of 2009 was $3.1 million, or $0.12 per diluted share. Net income for the first quarter of 2008 was $3.3 million, or $0.13 per diluted share. Non-GAAP net income for the first quarter of 2009 was $4.0 million, or $0.15 per diluted share, compared to non-GAAP net income for the first quarter of 2008 of $3.8 million, or $0.15 per diluted share. Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2009 exclude $941,000 of stock-based compensation expense, adjusted by $131,000 for a net estimated income tax benefit related to stock-based compensation expense as well as additional tax expense recorded during the period in accordance with SFAS No. 123(R). Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2008 exclude $659,000 of stock-based compensation expense, adjusted by $154,000 for estimated income tax benefit related to stock-based compensation expense.

Cash Flow and Cash Balance—Cash flow from operations for the first quarter of 2009 was $4.7 million, compared to $5.8 million for the first quarter of 2008, representing a decrease of 19%. In the first quarter of 2008, a tax benefit of $2.4 million, primarily from the utilization of net operating loss carryforwards, was included in cash flow from operations. In the first quarter of 2009, $1.7 million of tax benefit, primarily from the utilization of net operating loss carryforwards, is included in cash flow from operations and $1.2 million of net operating loss carryforwards, from the utilization of excess tax benefits related to share-based payments, is included in cash flows from financing activities. Cash, cash equivalents and short-term marketable securities as of March 31, 2009 totaled $150.3 million, compared to $150.6 million as of December 31, 2008. During the fourth quarter of 2008, our board of directors authorized a stock repurchase program of up to $30 million, or ten percent of our outstanding common stock, whichever is less. We established a 10b5-1 trading plan and began repurchasing our outstanding common stock in late December 2008. During the quarter ended March 31, 2009, we repurchased in connection with the stock repurchase program approximately 361,800 shares of our common stock at an average cost of $12.70 per share including commissions, for a total cost of $4.6 million.

2009 Guidance

eHealth is reiterating the following guidance for the full year ending December 31, 2009 based on information currently available:

•	Total revenue is expected to be in the range of $131 million to $136 million

•	Stock-based compensation expense is expected to be in the range of $5 million to $6 million

•	GAAP income tax rate expected to be in the range of 43% to 45%

•	GAAP net income per diluted share is expected to be in the range of $0.51 to $0.61 per share

Webcast and Conference Call Information

A Webcast and conference call will be held today, Tuesday, April 28, 2009 at 5:00 p.m. EDT / 2:00 p.m. PDT. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-730-5764 for domestic callers and 857-350-1588 for international callers. The participant passcode is #22249058. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is #62038405. The live and archived webcast of the call will also be available on eHealth’s website at www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding eHealth’s guidance for total revenue, stock-based compensation expense, GAAP income tax rate, and GAAP net income per diluted share for the year ending December 31, 2009. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with eHealth’s rate of growth, continued acceptance of the Internet as a medium for the purchase of health insurance, consumer awareness of the availability and accessibility of affordable health insurance, eHealth’s ability to continue to increase its membership base and retain its members, and maintain or expand its relationships with health insurance carriers and marketing partners, negative publicity experienced by eHealth’s carrier partners, changes in products offered on eHealth’s ecommerce platform, changes in commission payments or carrier underwriting practices, maintaining and enhancing eHealth’s brand identity, changes in member conversion rates and factors affecting conversion, system failures, capacity constraints or data loss, the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure, exposure to online commerce security risks, dependence upon Internet search engines to attract consumers who visit eHealth’s website, the effectiveness of eHealth’s marketing and public relations efforts, reliance on marketing partners for the sale of health insurance, changes in the economy and weak economic conditions, pursuing new strategies and opportunities in new segments of the health insurance market, timing of receipt of commission reports and related impact on estimating membership, payment practices of health insurance carriers, competition, eHealth’s operations in China and any foreign expansion, success in the sale of sponsorship advertising and the licensing of the use of eHealth’s ecommerce platform, success of the health savings account (HSA) platform, protection of intellectual property and intellectual property rights claims, regulatory penalties and negative publicity, costs of obtaining insurance and the health of companies providing such insurance, ability to attract and retain qualified personnel, management of future growth, seasonality, impact of future acquisitions, implementation of internal enterprise systems and maintenance of proper and effective internal controls, impact of employee stock-based compensation expense and provisions for income taxes, compliance with insurance and other laws and regulations, changes in laws and regulations, changes in the structure of the health insurance system in the United States and healthcare system reform. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP operating income consists of GAAP operating income excluding the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•	Non-GAAP pre-tax income consists of GAAP pre-tax income excluding the effects of expensing stock-based compensation.

•

Non-GAAP net income consists of GAAP net income excluding the effects of expensing stock-based compensation adjusted for estimated income tax benefit related to stock-based compensation expense as well as additional tax expense recorded during the period in accordance with SFAS No. 123(R).

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the company’s ongoing operations. Externally, the company believes that these non-GAAP financial measures continue to be useful to investors in their assessment of the company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the costs associated with the operations of the company’s business and do not reflect all of the income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The company expects to continue to incur stock-based compensation costs described above, and exclusion of these costs, and their related income tax impact, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The company compensates for these limitations by prominently disclosing GAAP operating income, GAAP pre-tax income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Director, Public Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

www.ehealthinsurance.com

(Tables to Follow)

# # #

EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2008	March 31, 2009
	(1)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,136	$94,321
Marketable securities	56,499	55,944
Accounts receivable	2,005	3,024
Deferred income taxes	7,580	6,251
Prepaid expenses and other current assets	1,874	3,048

Total current assets	162,094	162,588
Property and equipment, net	4,567	4,253
Deferred income taxes	1,314	1,616
Other assets	780	1,125

Total assets	$168,755	$169,582

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,190	$2,694
Accrued compensation and benefits	4,662	3,737
Accrued marketing expenses	3,162	3,958
Deferred revenue	427	517
Other current liabilities	2,707	2,053

Total current liabilities	13,148	12,959
Other non-current liabilities	628	953
Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	173,095	175,346
Treasury stock shares, at cost	(639)	(5,232)
Deferred stock-based compensation	(22)	(13)
Accumulated deficit	(17,892)	(14,749)
Accumulated other comprehensive income	412	293

Total stockholders’ equity	154,979	155,670

Total liabilities and stockholders’ equity	$168,755	$169,582

(1)	The condensed consolidated balance sheet at December 31, 2008 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2008	2009
Revenue:
Commission	$24,119	$28,204
Sponsorship, licensing and other	2,161	3,713

Total revenue	26,280	31,917
Operating costs and expenses:
Cost of revenue-sharing	437	800
Marketing and advertising (1)	9,649	13,420
Customer care and enrollment (1)	3,625	3,822
Technology and content (1)	3,479	3,585
General and administrative (1)	4,365	4,701

Total operating costs and expenses	21,555	26,328

Income from operations	4,725	5,589
Interest and other income, net	1,209	399

Income before income taxes	5,934	5,988
Provision for income taxes	2,637	2,845

Net income	$3,297	$3,143

Net income per share:
Basic	$0.13	$0.13
Diluted	$0.13	$0.12
Weighted-average number of shares used in per share amounts:
Basic	24,766	24,892
Diluted	25,974	25,720
(1) Includes stock-based compensation expense as follows:

Marketing and advertising	$147	$142
Customer care and enrollment	66	59
Technology and content	175	198
General and administrative	271	542

Total	$659	$941

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2008	2009
Operating activities
Net income	$3,297	$3,143
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	2,441	1,672
Depreciation and amortization	430	547
Amortization and accretion on marketable securities, net	—	169
Stock-based compensation expense	659	941
Excess tax benefits from stock-based compensation	—	(1,173)
Deferred rent	(21)	(25)
Loss on disposal of property and equipment	—	10
Changes in operating assets and liabilities:
Accounts receivable	(340)	(1,019)
Prepaid expenses and other current assets	(74)	(335)
Other assets	71	96
Accounts payable	201	503
Accrued compensation and benefits	(1,461)	(926)
Accrued marketing expenses	349	796
Deferred revenue	89	90
Other current liabilities	205	233

Net cash provided by operating activities	5,846	4,722

Investing activities
Purchases of property and equipment	(334)	(241)
Purchase of other assets	—	(1,280)
Purchases of marketable securities	(19,315)	(14,439)
Sales of marketable securities	4,047	1,006
Maturities of marketable securities	18,462	13,700

Net cash provided by (used in) investing activities	2,860	(1,254)

Financing activities
Net proceeds from exercise of common stock options	746	146
Excess tax benefits from stock-based compensation	—	1,173
Repurchase of common stock	—	(4,593)
Principal payments in connection with capital lease	—	(9)

Net cash provided by (used in) financing activities	746	(3,283)

Effect of exchange rate changes on cash and cash equivalents	33	—

Net increase in cash and cash equivalents	9,485	185
Cash and cash equivalents at beginning of period	81,395	94,136

Cash and cash equivalents at end of period	$90,880	$94,321

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2009
Key Metrics:
Operating cash flows (1)	$5,846,000	$4,722,000
IFP submitted applications (2)	114,500	141,200
IFP approved members (3)	102,500	120,900
Total approved members (4)	143,400	157,700
Total revenue (5)	$26,280,000	$31,917,000
Total revenue per estimated member for the period (6)	$48.82	$49.24

	As of March 31, 2008	As of March 31, 2009
IFP estimated membership (7)	471,200	585,100
Total estimated membership (8)	558,200	680,100

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2009
Marketing and advertising expenses (9)	$9,649,000	$13,420,000
Marketing and advertising expenses as a percentage of total revenue (10)	37%	42%
Marketing and advertising expenses excluding stock-based compensation (11)	$9,502,000	$13,278,000
Marketing and advertising expenses excluding stock based compensation as a percentage of total revenue (12)	36%	42%

Other Metrics:
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	38%	41%
Marketing partners (14)	34%	34%
Online advertising (15)	28%	25%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (16)	$55.41	$62.95
Acquisition cost (excluding stock-based compensation) per individual on IFP submitted applications (17)	$54.57	$62.28

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.

(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life or student health insurance product offerings.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(5)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.

(6)

Calculated as total revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). Ending membership includes an estimated number of members transferred from Health Benefits Direct in March of 2009 of approximately 20,000 members for whom commission had been reported to

eHealth and the criteria for revenue recognition had been satisfied with respect to the quarter ended March 31, 2009. See our 2008 Annual Report on Form 10-K - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(7)	Estimated number of members active on IFP insurance policies as of the date indicated. Amounts as of March 31, 2009 include the estimated number of members transferred from Health Benefits Direct in March 2009 of approximately 20,000 members for whom commission had been reported to eHealth and the criteria for revenue recognition had been satisfied with respect to the quarter ended March 31, 2009. See our 2008 Annual Report on Form 10-K - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)	Estimated number of members active on all insurance policies as of the date indicated. Amounts as of March 31, 2009 include the estimated number of members transferred from Health Benefits Direct in March 2009 of approximately 20,000 members for whom commission had been reported to eHealth and the criteria for revenue recognition had been satisfied with respect to the quarter ended March 31, 2009. See our 2008 Annual Report on Form 10-K - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.

(10)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by total revenue for the period (see note (5) above).

(11)	Non-GAAP marketing and advertising expenses excluding stock-based compensation for the period. See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.

(12)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (5) above). See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.

(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

(16)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost.

(17)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost exclusive of the impact of stock-based compensation allocated to marketing and advertising expenses.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2009

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2009
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$28,204	88%	$—	$28,204	88%
Sponsorship, licensing and other	3,713	12	—	3,713	12

Total revenue	31,917	100	—	31,917	100
Operating costs and expenses:
Cost of revenue-sharing	800	2	—	800	2
Marketing and advertising (1)	13,420	42	(142)	13,278	42
Customer care and enrollment (1)	3,822	12	(59)	3,763	12
Technology and content (1)	3,585	11	(198)	3,387	11
General and administrative (1)	4,701	15	(542)	4,159	13

Total operating costs and expenses	26,328	82	(941)	25,387	80

Income from operations	5,589	18	941	6,530	20
Interest and other income, net	399	1	—	399	1

Income before income taxes	5,988	19	941	6,929	21
Provision for income taxes (2)	2,845	9	131	2,976	9

Net income	$3,143	10%	$810	$3,953	12%

Net income per share:
Basic	$0.13		$0.03	$0.16
Diluted	$0.12		$0.03	$0.15
Weighted-average number of shares used in per share amounts:
Basic	24,892		24,892	24,892
Diluted	25,720		25,720	25,720

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, adjusted for estimated income tax benefit related to stock-based compensation expense as well as additional tax expense recorded during the period in accordance with SFAS No. 123(R).

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2008

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2008
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$24,119	92%	$—	$24,119	92%
Sponsorship, licensing and other	2,161	8	—	2,161	8

Total revenue	26,280	100	—	26,280	100
Operating costs and expenses:
Cost of revenue-sharing	437	2	—	437	2
Marketing and advertising (1)	9,649	37	(147)	9,502	36
Customer care and enrollment (1)	3,625	14	(66)	3,559	13
Technology and content (1)	3,479	13	(175)	3,304	13
General and administrative (1)	4,365	16	(271)	4,094	16

Total operating costs and expenses	21,555	82	(659)	20,896	80

Income from operations	4,725	18	659	5,384	20
Interest and other income, net	1,209	5	—	1,209	5

Income before income taxes	5,934	23	659	6,593	25
Provision for income taxes (2)	2,637	10	154	2,791	11

Net income	$3,297	13%	$505	$3,802	14%

Net income per share:
Basic	$0.13		$0.02	$0.15
Diluted	$0.13		$0.02	$0.15
Weighted-average number of shares used in per share amounts:
Basic	24,766		24,766	24,766
Diluted	25,974		25,974	25,974

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, adjusted for estimated income tax benefit related to stock-based compensation expense.